Exhibit 99.1

Aspire Biopharma Has Entered Into a Letter of Intent to Acquire a Leading Global Automotive Supplier with a 100+ Year History and $200M+ in 2025 Revenue

ESTERO, FL / April 16, 2026 / Aspire Biopharma Holdings, Inc. (Nasdaq: ASBP) (“Aspire” or the “Company”), a biopharmaceutical company developing multi-faceted patent-pending drug delivery technology, today announced it has entered into a Letter of Intent (LOI) to acquire Dura Driver Control Systems (“DCS”), a premier designer and manufacturer of automotive driver control systems that also apply to other industrial applications. Management of DCS will be bolstered by the addition of a team from Lakewood & Company with more than 100 years’ collective experience within the automotive industry.

The proposed acquisition represents a transformative milestone for Aspire and positions the Company to grow into a diversified, high-revenue enterprise.

●	DCS delivered more than $20M in Adjusted EBITDA on $200M+ Revenue for FY2025 (unaudited).

●	DCS provides a technical proprietary portfolio of over 275 different parts and 310 patents serving more than 150 vehicle platforms across most major automotive OEMs.

●	Lakewood and existing management bring over 200 years of collective automotive experience with major OEMs, Suppliers, and related Industrial Companies.

Key Transaction Terms

Subject to completion of due diligence, including completion and review of an audit of DCS’s financial statements under U.S. GAAP, Aspire is expected to acquire 100% of DCS for a total purchase price of $30 million paid in cash.

About DCS: A Leader in Next-Gen Mobility

DCS is a tier-one supplier specializing in vehicle electrification, safety, and human-machine interface (HMI) systems. For the fiscal year ended December 31, 2025 (unaudited), DCS generated revenue of more than $200 million, net income of more than $17 million and Adjusted EBITDA of more than $22 million. Adjusted EBITDA is a non-GAAP financial measure.

DCS defines Adjusted EBITDA as earnings before interest expense, income tax, depreciation, and amortization, and includes specifically identified adjustments. The Company believes Adjusted EBITDA provides useful supplemental information to investors regarding DCS’s operating and financial performance. In addition, Adjusted EBITDA as presented herein may not be comparable to Adjusted EBITDA as reported by other companies.

Its powertrain-agnostic portfolio—including mechatronic actuators, proprietary software, and advanced printed circuit boards (PCBs), together with its redundant cable systems in its portfolio—allows global Original Equipment Manufacturers (OEMs) to meet rigorous safety standards and modernization while maintaining cost-efficiency.

Strategic Rationale and Highlights:

●	Global Manufacturing Scale: Operates 11 global facilities across North America, Europe, and Asia.

●	Deep IP Portfolio: Has more than 310 patents and is supported by 55 dedicated design and product engineers across two global technical centers, with locations near customers to understand and address customer needs.

●	Blue-Chip Customer Base: More than 50 customers and an average relationship of 28 years with the top 10 customers supporting more than 250 high-volume, global vehicle models.

●	Financial Strength: A proven track record of solid revenue and consistent free cash flow generation.

The Company expects to announce additional details regarding the proposed business combination when a definitive agreement is executed.

No assurances can be made that the parties will successfully finalize a definitive agreement, or that the proposed transactions will be consummated on the terms or timeframe currently contemplated, or at all. Completion of any transaction will be subject to customary conditions.

RBW Capital Partners LLC is acting as exclusive financial advisor to the Company in connection with the acquisition. Any securities or brokerage services will be offered through Dawson James Securities, Inc.

About Dura Driver Control Systems

DCS is a leading designer and manufacturer of highly engineered automotive and industrial systems that facilitate electronic driver control and support the migration toward vehicle electrification, safety, lightweighting, and sustainability. DCS maintains a strong powertrain agnostic product portfolio that includes mechatronic actuators, human machine interfaces, industrial cables, and cable control systems backed by over 310 patents. The Company operates 11 manufacturing facilities globally and serves as a tier one automotive supplier to major OEMs and other industrial firms.

About Aspire Biopharma Holdings, Inc.

Aspire Biopharma has developed a patent-pending sublingual delivery technology that can deliver drugs to the body rapidly and precisely. This technology offers the potential to improve effectiveness and reduce side effects by going directly to the bloodstream and avoiding the gastrointestinal tract. Aspire Biopharma’s delivery technology can be applied to many different active pharmaceutical ingredients (APIs) and other bioactive substances, spanning both small and large molecule therapeutics, nutraceuticals and supplements.

For more information, please visit www.aspirebiolabs.com

Aspire Biopharma Holdings, Inc.

Contact

PCG Advisory
Kevin McGrath
+1-646-418-7002
kevin@pcgadvisory.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Aspire’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include general market conditions, whether clinical trials demonstrate the efficacy and safety of our drug candidates to the satisfaction of regulatory authorities, or do not otherwise produce positive results which may cause us to incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved, our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates;, and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Additional risks specific to the proposed acquisition of DCS include, without limitation: the risk that the parties may fail to finalize a definitive acquisition agreement or that the proposed transaction may not be consummated on the terms or timeline currently contemplated, or at all; the risk that due diligence, including the audit of DCS’s financial statements under U.S. GAAP, may reveal information that adversely affects the terms or viability of the transaction; risks related to DCS’s business, including its dependence on key automotive OEM customers, exposure to cyclical conditions in the global automotive industry, potential liabilities associated with DCS’s operations and intellectual property, the ability to successfully integrate DCS’s operations following closing, and the risk that anticipated synergies and financial benefits from the acquisition may not be realized. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

SOURCE: Aspire Biopharma Holdings, Inc.